EXHIBIT 99.1

RPX Announces Second Quarter 2015 Financial Results

SAN FRANCISCO – July 28, 2015 – RPX Corporation (NASDAQ: RPXC), the leading provider of patent risk management solutions, today announced its financial results for the second quarter ended June 30, 2015.

Financial Highlights

•	Subscription revenue for the second quarter of fiscal 2015 was $67.6 million, up 5% compared to $64.3 million in the prior year period

•	There were 225 clients in RPX's network as of June 30, 2015, including 62 insurance policy holders.

"RPX executed successfully against its goals in the second quarter," said John Amster, CEO of RPX Corporation.  "We continued to reduce patent risk for our clients, expanded the infrastructure for our insurance offering, and remained on track for our planned growth over the second half of the year."

Summary Results

Revenue for the second quarter was $67.6 million, compared to $64.3 million in the second quarter of 2014.

Net acquisition spend during the quarter totaled $20.5 million, and included 21 new acquisitions of patent assets.

GAAP net income for the second quarter was $8.0 million or $0.14 per diluted share, compared to $9.4 million or $0.17 per diluted share in the second quarter of 2014.

Non-GAAP net income for the second quarter, which excludes stock-based compensation,the amortization of acquired intangibles, and fair value adjustments on deferred payment obligations (in all cases, net of tax), was $11.2 million or $0.20 per diluted share, compared to $12.9 million or $0.24 per diluted share in the second quarter of 2014.

As of June 30, 2015, RPX had cash, cash equivalents and short-term investments of $381.2 million.

Business Outlook

This outlook reflects the Company’s current and preliminary view and may be subject to change. Please see the paragraph regarding “Forward-Looking Statements” at the end of this news release.

The Company provided the following business outlook for the third quarter of fiscal 2015:

Subscription revenue[1]	$67.7 - $68.2 million
Fee-related revenue	$0.0 million
Total revenue	$67.7 - $68.2 million
Net income (non-GAAP)	$7.8 - $8.5 million
Effective tax rate (non-GAAP)	37%
Weighted-average diluted shares outstanding	56.2 million

The Company provided the following business outlook for the full year 2015:

Subscription revenue[1]	$265.0 - $275.0 million
Fee-related revenue	$20.0 - $25.0 million
Total revenue	$285.0 - $300.0 million
Cost of revenue (non-GAAP)	$145.0 - $150.0 million
SG&A (non-GAAP)	$60.0 - $64.0 million
Net income (non-GAAP)	$50.0 - $54.0 million
Effective tax rate (non-GAAP)	37%
Weighted-average diluted shares outstanding	55.9 million
Net acquisition spend	$170.0 million

The above outlook is forward-looking. Actual results may differ materially. Please refer to the information under the caption “Use of Non-GAAP Financial Information” below.
 ————————

[1]	Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned from insurance policies, and management fees.

Conference Call

RPX management will host a conference call and live webcast for analysts and investors at 2:00 p.m. PDT/5:00 p.m. EDT on July 28, 2015. Parties in the United States and Canada can access the call by dialing 1-888-428-9490, using conference code 3788526. International parties can access the call by dialing 1-719-325-2215, using conference code 3788526.

RPX will offer a live webcast of the conference call which can be accessed from the “Investor Relations” section of the Company’s website at http://ir.rpxcorp.com. An audio replay of the conference call will also be available approximately two hours after the call and will be available for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-203-1112 and enter conference code 3788526. International parties should call 1-719-457-0820 and enter conference code 3788526.

About RPX Corporation

RPX Corporation (NASDAQ: RPXC) is the leading provider of patent risk solutions, offering defensive buying, acquisition syndication, patent intelligence, insurance services, and advisory services. Since its founding in 2008, RPX has introduced efficiency to the patent market by providing a rational alternative to litigation. The San Francisco-based company’s pioneering approach combines principal capital, deep patent expertise, and client contributions to generate enhanced patent buying power. By acquiring patents and patent rights, RPX helps to mitigate and manage patent risk for its growing client network.

Use of Non-GAAP Financial Information

This news release dated July 28, 2015 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP selling, general and administrative expenses, non-GAAP other income, net, non-GAAP net income, and non-GAAP net income per share.

To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results stock-based compensation expenses (inclusive of related employer payroll taxes), the amortization of acquired intangible assets (other than patents), fair value adjustments on deferred payment obligations, and their related tax effects. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these non-GAAP measures may prove useful to investors who wish to consider the impact of certain items when comparing the Company’s financial performance with that of other companies. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information should not be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This news release and its attachments contain forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the future financial performance of RPX as well as any statements regarding the Company’s strategic and operational plans. The Company’s actual results may differ materially from those predicted or implied in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company’s ability to maintain an adequate rate of growth, the success of the Company’s insurance business and other new initiatives, and the Company’s ability to attract new clients and retain existing clients. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. More information about potential factors that could affect the Company’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q on file and available at the SEC’s website at www.sec.gov. The Company does not intend, and undertakes no duty, to update any forward-looking statements to reflect future events or circumstances.

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Contacts:

Investor Relations	Media Relations
JoAnn Horne	Allan W. Whitescarver
Market Street Partners	RPX Corporation
+1-415-445-3233	+1-415-852-3171
ir@rpxcorp.com	media@rpxcorp.com

RPX Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$67,551	$64,293	$150,838	$126,181
Cost of revenue	36,985	31,542	71,744	60,462
Selling, general and administrative expenses	18,997	18,579	38,456	35,834
Gain on sale of patent assets, net	(592)	(699)	(592)	(699)
Operating income	12,161	14,871	41,230	30,584
Other income, net	934	94	1,055	193
Income before provision for income taxes	13,095	14,965	42,285	30,777
Provision for income taxes	5,065	5,566	16,224	11,518
Net income	$8,030	$9,399	$26,061	$19,259

Net income available per share:
Basic	$0.15	$0.18	$0.48	$0.36
Diluted	$0.14	$0.17	$0.47	$0.35
Weighted-average shares used in computing net income per share:
Basic	54,490	53,203	54,334	53,004
Diluted	55,687	54,776	55,457	54,622

RPX Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$101,872	$78,019
Short-term investments	279,282	239,514
Restricted cash	679	584
Accounts receivable	11,590	24,793
Prepaid expenses and other current assets	11,947	3,466
Deferred tax assets	4,459	4,400
Total current assets	409,829	350,776
Patent assets, net	242,198	236,349
Property and equipment, net	4,417	4,151
Intangible assets, net	2,663	3,526
Goodwill	19,978	19,978
Restricted cash, less current portion	727	1,091
Deferred tax assets, less current portion	—	93
Other assets	6,359	26,100
Total assets	$686,171	$642,064
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$653	$235
Accrued liabilities	9,115	14,257
Deferred revenue	137,849	133,316
Deferred payment obligations	8,650	—
Other current liabilities	502	640
Total current liabilities	156,769	148,448
Deferred revenue, less current portion	4,774	2,893
Deferred tax liabilities	44	—
Other liabilities	5,783	5,678
Total liabilities	167,370	157,019
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	337,647	326,280
Retained earnings	181,389	158,868
Accumulated other comprehensive loss	(240)	(108)
Total stockholders’ equity	518,801	485,045
Total liabilities and stockholders’ equity	$686,171	$642,064

RPX Corporation
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2015	2014
Operating activities
Net income	$26,061	$19,259
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,991	59,289
Stock-based compensation	8,525	8,868
Excess tax benefit from stock-based compensation	(1,195)	(2,006)
Gain on sale of patent assets, net	(592)	(699)
Amortization of premium on investments	3,181	3,380
Deferred taxes	(186)	(978)
Fair value adjustment on deferred payment obligations	(705)	—
Other	—	(500)
Changes in assets and liabilities, net of business acquired:
Accounts receivable	13,203	26,414
Prepaid expenses and other assets	(12,097)	(5,274)
Accounts payable	418	11
Accrued and other liabilities	(4,850)	(823)
Deferred revenue	6,314	(6,636)
Net cash provided by operating activities	108,068	100,305
Investing activities
Purchases of investments	(137,663)	(106,618)
Maturities of investments	100,548	98,920
Business acquisition, net of cash acquired	(425)	(2,169)
Decrease in restricted cash	269	144
Purchases of property and equipment	(1,134)	(790)
Acquisitions of patent assets	(48,936)	(73,948)
Proceeds from sale of patent assets	650	860
Acquisition of other assets	(2,500)	—
Net cash used in investing activities	(89,191)	(83,601)
Financing activities
Repayments of principal on deferred payment obligations	(935)	—
Proceeds from deferred payment obligations	6,270	—
Proceeds from exercise of stock options and other common stock issuances	4,294	2,399
Taxes paid related to net-share settlements of restricted stock units	(2,307)	(2,675)
Excess tax benefit from stock-based compensation	1,195	2,006
Repurchase of common stock	(3,541)	—
Net cash provided by financing activities	4,976	1,730
Net increase in cash and cash equivalents	23,853	18,434
Cash and cash equivalents at beginning of period	78,019	100,155
Cash and cash equivalents at end of period	$101,872	$118,589

RPX Corporation
Reconciliation of GAAP to Non-GAAP Net Income Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$8,030	$9,399	$26,061	$19,259
Stock-based compensation[1]	4,810	5,162	8,802	9,081
Amortization of acquired intangible assets[2]	431	257	862	562
Fair value adjustment on deferred payment obligations[3]	(705)	—	(705)	—
Income tax adjustments[4]	(1,410)	(1,873)	(2,700)	(3,242)
Non-GAAP net income	$11,156	$12,945	$32,320	$25,660
Non-GAAP net income per share:
Basic	$0.20	$0.24	$0.59	$0.48
Diluted	$0.20	$0.24	$0.58	$0.47
Weighted-average shares used in computing net income per share:
Basic	54,490	53,203	54,334	53,004
Diluted	55,687	54,776	55,457	54,622

RPX Corporation
Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cost of revenue	$36,985	$31,542	$71,744	$60,462
Amortization of acquired intangible assets[2]	(50)	(47)	(100)	(103)
Non-GAAP cost of revenue	$36,935	$31,495	$71,644	$60,359

RPX Corporation
Reconciliation of GAAP to Non-GAAP Selling, General and Administrative Expenses
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Selling, general and administrative expenses	$18,997	$18,579	$38,456	$35,834
Stock-based compensation[1]	(4,810)	(5,162)	(8,802)	(9,081)
Amortization of acquired intangible assets[2]	(381)	(210)	(762)	(459)
Non-GAAP selling, general and administrative expenses	$13,806	$13,207	$28,892	$26,294

RPX Corporation
Reconciliation of GAAP to Non-GAAP Other Income, Net
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Other income, net	$934	$94	$1,055	$193
Fair value adjustment on deferred payment obligations[3]	(705)	—	(705)	—
Non-GAAP other income, net	$229	$94	$350	$193

RPX Corporation
Additional Metrics
(in thousands, except client and headcount data)
(unaudited)

	As of and for the Three Months Ended June 30,
Operating Metrics	2015	2014
Number of clients	225	184
Net additions	1	6
Trailing four quarters	41	27
Gross acquisition spend	$20,575	$18,795
Trailing four quarters	$1,027,013	$139,162
Net acquisition spend	$20,500	$17,795
Trailing four quarters	$137,156	$131,412
Full time equivalent headcount	153	138
	As of and for the Three Months Ended June 30,
Financial Metrics	2015	2014
Subscription revenue[5]	$67,551	$64,293
Fee-related revenue	—	—
Total revenue	$67,551	$64,293
Cash, cash equivalents and short-term investments	$381,154	$317,554
Deferred revenue, current and noncurrent	$142,623	$131,207

[1]	RPX excludes stock-based compensation and related employer payroll taxes from its non-GAAP financial measures.

[2]	RPX excludes amortization expense related to intangible assets (other than patents) acquired in conjunction with the acquisition of businesses from its non-GAAP financial measures.

[3]	RPX excludes fair value adjustments related to its deferred payment obligations from its non-GAAP financial measures.

[4]	Amount reflects income taxes associated with the above noted non-GAAP exclusions.

[5]	Subscription revenue is comprised of revenue generated from membership subscription services, premiums earned from insurance policies, and management fees.